Exhibit 10.2

EXECUTION VERSION

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”) is made and entered into as of March 3, 2022, by and among Perfect Corp., a Cayman Islands exempted company with limited liability (the “Company”), Provident Acquisition Corp., a Cayman Islands exempted company with limited liability (“PAQC”), and Provident Acquisition Holdings Ltd., a Cayman Islands exempted company with limited liability (“Sponsor”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Agreement and Plan of Merger (the “Business Combination Agreement”) entered into as of March 3, 2022, by and among the Company, Beauty Corp., a Cayman Islands exempted company with limited liability and a wholly-owned direct Subsidiary of the Company (“Merger Sub 1”), Fashion Corp., a Cayman Islands exempted company with limited liability and a wholly-owned direct Subsidiary of the Company (“Merger Sub 2”), and PAQC, pursuant to which, among other things, (a) Merger Sub 1 will merge with and into PAQC, whereupon the separate corporate existence of Merger Sub 1 will cease, and PAQC will be the surviving company and continue its existence under the Cayman Islands Companies Act as a wholly-owned Subsidiary of the Company (the “First Merger”), and (b) immediately after the consummation of the First Merger, PAQC (as the surviving company of the First Merger) will merge with and into Merger Sub 2, whereupon the separate corporate existence of PAQC will cease, and Merger Sub 2 will be the surviving company and continue its existence under the Cayman Islands Companies Act as a wholly-owned Subsidiary of the Company (the “Second Merger” and, together with the First Merger, the “Mergers”);

WHEREAS, Sponsor is, as of the date of this Agreement, the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) and sole legal owner of (a) 5,327,500 PAQC Class B Ordinary Shares and (b) 6,600,000 PAQC Warrants that entitle PAQC to purchase 6,600,000 PAQC Class A Ordinary Shares (all such shares set forth in clauses (a) and (b), being collectively referred to herein as the “Owned Shares”; and the Owned Shares and any other PAQC Ordinary Shares (or any securities convertible into or exercisable or exchangeable for PAQC Ordinary Shares) acquired by Sponsor after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, the Company and PAQC have requested that Sponsor enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1
Representations and Warranties of Sponsor

Sponsor hereby represents and warrants to the Company and PAQC as follows:

Section 1.01.      Corporate Organization. Sponsor is an exempted company duly incorporated with limited liability, is validly existing and is in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. Sponsor is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of Sponsor to consummate the transactions contemplated hereby.

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Section 1.02.      Due Authorization. Sponsor has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized on the part of Sponsor and no other corporate or equivalent proceeding on the part of Sponsor is necessary to authorize this Agreement or Sponsor’s performance hereunder. This Agreement has been duly and validly executed and delivered by Sponsor and, assuming due and valid authorization, execution and delivery by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

Section 1.03.      Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of other parties hereto contained in this Agreement, no consent of or with any Governmental Authority on the part of Sponsor is required to be obtained or made in connection with the execution, delivery or performance by Sponsor of this Agreement or the consummation by Sponsor of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by Sponsor of its obligations under this Agreement.

Section 1.04.      No-Conflict. The execution, delivery and performance by Sponsor of this Agreement do not and will not (a) contravene or conflict with or violate any provision of, or result in the breach of the organizational documents of Sponsor, (b) contravene or conflict with or result in a violation of any provision of any Applicable Law, Permit or Governmental Order binding upon or applicable to Sponsor or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which Sponsor is a party, or (d) result in the creation or imposition of any Lien upon any of the properties or assets of Sponsor, except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by Sponsor of its obligations under this Agreement.

Section 1.05.      Owned Shares. As of the date hereof, Sponsor is the beneficial and sole legal owner of the Owned Shares, and all such Owned Shares are owned by Sponsor free and clear of all Liens, other than Liens pursuant to this Agreement, the Business Combination Agreement, the Ancillary Agreements, the PAQC Governing Document, the Letter Agreement (as defined below), any applicable securities laws or that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of Sponsor to perform its obligations under this Agreement. As of the date hereof, Sponsor does not legally own any shares of PAQC other than the Owned Shares. Sponsor has the sole right to vote the Owned Shares, and none of the Owned Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Owned Shares, except as contemplated by (i) this Agreement, (ii) the letter agreement, dated as of January 7, 2021, among PAQC, Sponsor and certain officers and directors of PAQC (the “Letter Agreement”), (iii) the Business Combination Agreement, (iv) the Ancillary Agreements, (v) the PAQC Governing Document, (vi) any applicable securities laws or (vii) that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of Sponsor to perform its obligations under this Agreement.

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Section 1.06.      Acknowledgement. Sponsor understands and acknowledges that each of the Company and PAQC is entering into the Business Combination Agreement in reliance upon Sponsor’s execution and delivery of this Agreement. Sponsor has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

Section 1.07.      Absence of Litigation. With respect to Sponsor, as of the date hereto, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of Sponsor, threatened against, Sponsor or any of Sponsor’s properties or assets (including Sponsor’s Owned Shares) that could reasonably be expected to prevent, delay or impair the ability of Sponsor to perform its obligations hereunder or to consummate the transactions contemplated hereby.

Article 2
Representations and Warranties of PAQC

PAQC hereby represents and warrants to Sponsor and the Company as follows:

Section 2.01.      Corporate Organization. PAQC is an exempted company duly incorporated, is validly existing and is in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. PAQC is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of PAQC to consummate the transactions contemplated hereby.

Section 2.02.      Due Authorization. PAQC has all requisite corporate power and authority to execute and deliver this Agreement, (subject to the consents, approvals, authorizations and other requirements described in Section 6.02 or Section 6.03 of the Business Combination Agreement) to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of PAQC and no other corporate or equivalent proceeding on the part of PAQC is necessary to authorize this Agreement or PAQC’s performance hereunder (except that the PAQC Shareholder Approval is a condition to the consummation of the Mergers). This Agreement has been duly and validly executed and delivered by PAQC and, assuming due and valid authorization, execution and delivery by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of PAQC, enforceable against PAQC in accordance with its terms, subject to the Enforceability Exceptions.

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Section 2.03.      No-Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 6.03 of the Business Combination Agreement and obtaining the PAQC Shareholder Approval, the execution, delivery and performance by PAQC of this Agreement and the consummation of the transactions by PAQC contemplated hereby do not and will not (a) contravene or conflict with or violate any provision of, or result in the breach of the PAQC Governing Document, (b) contravene or conflict with or result in a violation of any provision of any Applicable Law, Permit or Governmental Order binding upon or applicable to PAQC or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which PAQC is a party, or (d) result in the creation or imposition of any Lien upon any of the properties or assets of PAQC (including the Trust Account), except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by PAQC of its obligations under this Agreement.

Article 3
Representations and Warranties of the Company

The Company hereby represents and warrants to Sponsor and PAQC as follows:

Section 3.01.      Corporate Organization. The Company is an exempted company duly incorporated, is validly existing and is in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The Company is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.02.      Due Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement, (subject to the consents, approvals, authorizations and other requirements described in Section 5.02 or Section 5.03 of the Business Combination Agreement) to perform all obligations to be performed by it hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of the Company (the “Company Board”) and other than the consents, approvals, authorizations and other requirements described in Section 5.02 or Section 5.03 of the Business Combination Agreement, no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the Company’s performance hereunder. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

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Section 3.03.      No-Conflict. Subject to the receipt of the consents, approvals, authorizations, and other requirements set forth in Section 5.03 of the Business Combination Agreement, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, (a) contravene or conflict with, or trigger shareholder rights that have not been duly waived under, the memorandum and articles of association or other organizational documents of the Company or any of its Subsidiaries, (b) contravene or conflict with or constitute a violation of any provision of any Applicable Law, Permit or Governmental Order binding upon or applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Significant Contract or (d) result in the creation or imposition of any Lien on any asset, property or Equity Security of the Company or any of its Subsidiaries (other than any Permitted Liens), except in the case of clauses (b) through (d) above as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Article 4
Agreement to Vote; Certain Other Covenants of Sponsor

Sponsor covenants and agrees during the term of this Agreement as follows:

Section 4.01.      Agreement to Vote. At any meeting of PAQC Shareholders called to seek the PAQC Shareholder Approval, including the PAQC Extraordinary General Meeting, or at any adjournment thereof, or in connection with any written consent of PAQC Shareholders or in any other circumstances upon which a vote, consent or other approval with respect to the Transaction Proposals and any other transactions contemplated by the Business Combination Agreement and any Ancillary Agreements, Sponsor shall (a) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (b) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the PAQC Shareholder Approval or, if there are insufficient votes in favor of granting the PAQC Shareholder Approval, in favor of the adjournment of such meeting of PAQC Shareholders to a later date in accordance with Section 9.05(b)(iii) of the Business Combination Agreement.

Section 4.02.      No Transfer. From the date of this Agreement until the date of termination of this Agreement, Sponsor shall not, directly or indirectly, (a) (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Subject Share, (ii) enter into any “short sale” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, all types of direct and indirect stock pledge (other than pledge in the ordinary course of business as part of prime brokerage arrangements), forward sales contract, option, put, call, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, including through non-U.S. broker dealers or foreign regulated brokers, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i) to (iii), collectively, “Transfer”), other than pursuant to the First Merger, (b) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in the Business Combination Agreement, the Ancillary Agreements or the voting and other arrangements under the PAQC Governing Document, (c) take any action that would reasonably be expected to make any representation or warranty of Sponsor herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling Sponsor from performing its obligations hereunder, or (d) commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, Sponsor may make Transfers of the Subject Shares (A) pursuant to this Agreement, (B) upon the consent of the Company and PAQC, (C) between Sponsor and any of its Affiliates and any of Sponsor’s and its Affiliates’ respective executive officers and directors, and (D) by virtue of Sponsor’s organizational documents upon liquidation, dissolution or distribution, provided that in each case of clauses (A) through (D, such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and PAQC, agreeing to be bound by this Agreement to the same extent as Sponsor has been with respect to such transferred Subject Shares. Any action attempted to be taken in violation of this Section 4.02 will be null and void. Sponsor agrees with, and covenants to, the Company and PAQC that Sponsor shall not request PAQC to register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares, unless the Transfer is permitted by this Section 4.02.

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Section 4.03.      Waiver of Dissenters’ Rights. Sponsor hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Islands Companies Act and any other similar statute in connection with the Mergers and the Business Combination Agreement.

Section 4.04.      No Redemption. Sponsor irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, Sponsor shall not elect to cause PAQC to redeem any Subject Shares now or at any time legally or beneficially owned by Sponsor, or submit or surrender any of its Subject Shares for redemption, in connection with the Transactions.

Section 4.05.      New Shares. In the event that prior to the consummation of the Mergers (the “Closing”; and the date on which the Closing actually occurs, the “Closing Date”) (a) any PAQC Ordinary Shares or other securities of PAQC are issued or otherwise issued to Sponsor, including, without limitation, pursuant to any share dividend or distribution, or any change in any of the PAQC Ordinary Shares or other share capital of PAQC by reason of any share subdivision, recapitalization, consolidation, exchange of shares or the like, (b) Sponsor acquires legal or beneficial ownership of any PAQC Ordinary Shares after the date of this Agreement, including upon exercise of options, settlement of restricted share units or capitalization of working capital loans, or (c) Sponsor acquires the right to vote or share in the voting of any PAQC Ordinary Share after the date of this Agreement (collectively, the “New Securities”), the term “Subject Shares” for the purposes of this Agreement shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

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Section 4.06.      Sponsor Letter Agreement. Each of Sponsor and PAQC hereby agrees that (a) from the date hereof until the termination of this Agreement, none of them shall, or shall agree to, amend, modify or vary the Letter Agreement, except in connection with the Transactions; and (b) the Lock-Up Restrictions (as defined below) shall supersede the lock-up provisions contained in the Letter Agreement.

Section 4.07.      Termination. This Agreement shall terminate upon the earlier of:

(a)            the Closing, provided, however, that upon such termination, (i) Section 4.03, this Section 4.07, Section 4.08, Section 5.03, Section 5.06 and Section 5.07 shall survive indefinitely; and (ii) Section 4.13 Section 4.14, Section 5.01 and Section 5.02 shall survive until the date on which none of the Company, Sponsor or any holder of a Locked-Up Share and/or Earnout Promote Share (as defined below) has any rights or obligations hereunder; and

(b)            the termination of the Business Combination Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination.

Section 4.08.      Additional Matters. Sponsor shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or PAQC may reasonably request for the purpose of effectively consummating the transactions contemplated by this Agreement, the Business Combination Agreement and the Ancillary Agreements and (ii) refrain from exercising any veto right, consent right or similar right (whether under the PAQC Governing Document or the Cayman Islands Companies Act) which would prevent, impede or, in any material respect, delay or adversely affect the consummation of the Mergers or any other Transaction.

Section 4.09.      Waiver of Anti-Dilution Protection and Adjustment of Share Number.

(a)            Subject to, and conditioned upon the subsequent occurrence of the Closing and effective as of immediately prior to the effective time of the First Merger (the “First Merger Effective Time”), Sponsor, in its capacity as the holder of at least a majority of the PAQC Class B Ordinary Shares in issue, hereby waives, and agrees not to exercise, assert or claim, to the fullest extent permitted by Applicable Law, any adjustment to the conversion ratio set forth in Article 17.3 of the PAQC Governing Document with respect to the PAQC Class B Ordinary Shares, that may result from the issuance of PAQC Ordinary Shares in connection with the PIPE Financing. For the avoidance of doubt, such waiver does not cover any adjustment to the conversion ratio that may result from the closing of the Forward Purchase Investment.

(b)            To the extent that, after giving effect to Section 4.09(a), the number of PAQC Class A Ordinary Shares into which each PAQC Class B Ordinary Share will be converted immediately prior to the First Merger Effective Time in connection with the Transactions will be less than the sum of (i) one (1) plus (ii) the quotient of (A) the aggregate number of PAQC Class A Ordinary Shares purchased by the Forward Purchase Investors in connection with the Forward Purchase Investment divided by (B) 23,000,000 (such sum, the “Target Conversion Ratio”), the Company shall issue, immediately prior to the First Merger Effective Time but after the Recapitalization, to each holder of PAQC Class B Ordinary Shares as of immediately prior to the First Merger Effective Time such number of Company Class A Ordinary Shares that would make the total number of Company Class A Ordinary Shares held by such holder immediately after the First Merger Effective Time equal to an amount that such holder would hold had the PAQC Class B Ordinary Shares been converted into PAQC Class A Ordinary Shares at the Target Conversion Ratio immediately prior to the First Merger Effective Time; provided that no fraction of a Company Class A Ordinary Share will be issued, and fractional shares (after aggregating all fractional shares that otherwise would be received by such holder) shall be rounded down to the nearest whole number.

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Section 4.10.      Confidentiality. Sponsor shall be bound by and comply with Section 12.10 (Confidentiality) and Section 12.13 (Publicity) of the Business Combination Agreement (and any relevant definitions contained in any such sections) as if (a) Sponsor was an original signatory to the Business Combination Agreement with respect to such provisions, and (b) each reference to the “PAQC” contained in Section 12.10 and Section 12.13 of the Business Combination Agreement also referred to Sponsor.

Section 4.11.      Consent to Disclosure. Sponsor consents to and authorizes the Company or PAQC, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that the Company or PAQC, as applicable, reasonably determines to be necessary or advisable in connection with the Mergers or any other transactions contemplated by the Business Combination Agreement or this Agreement, Sponsor’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of Sponsor’s commitments and obligations under this Agreement, and Sponsor acknowledges that the Company or PAQC may, in their sole discretion, file this Agreement or a form hereof with the SEC or applicable securities exchange to promptly give the Company or PAQC, as applicable, any information that is in its possession that the Company or PAQC, as applicable, may reasonably request for the preparation of any such disclosure documents, and Sponsor agrees to promptly notify the Company and PAQC of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that Sponsor shall become aware that any such information shall have become false or misleading in any material respect.

Section 4.12.      Certain Definitions. As used in Section 4.13 and Section 4.14, the following terms shall have the following meanings:

“Change of Control” means any of the following events: (a) any transaction or series of transactions the result of which is: (i) the acquisition by any person or “group” (as defined in the Exchange Act and rules and regulations thereunder) of persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of the Company; (ii) a merger, consolidation, reorganization or other business combination, however effected, resulting in any person or “group” (as defined in the Exchange Act and rules and regulations thereunder) acquiring at least 50% of the combined voting power of the then outstanding securities of Company or the surviving person outstanding immediately after such combination; or (iii) a sale of at least a majority of the assets of the Company and its Subsidiaries, taken as a whole or (b) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the Closing Date, constitute the Company Board and any new director whose appointment or election by the Company Board or nomination for election by the shareholders of the Company was approved or recommended by a vote of at least a majority of the directors then still in office who either were members of the Company Board on the Closing Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (b).

“Trading Day” means any day on which the Company Class A Ordinary Shares are actually traded on the principal securities exchange or securities market on which Company Class A Ordinary Shares are then traded.

“VWAP” means, for any security on a relevant date, the daily dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the daily dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no daily dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Company.

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Section 4.13.      Lock-Up Provisions.

(a)            Subject to the exceptions set forth herein, during the applicable Lock-Up Period (as defined below), Sponsor agrees not to, without the prior written consent of the Company Board (which must include the consent of at least three (3) directors designated by the Company), Transfer any Locked-Up Shares (as defined below) held by it; provided, however, if any of Founder Parties, Louis Chen, Johnny Tseng and Cyberlink International Technology Corp. enters into an agreement relating to the subject matter set forth in this Section 4.13 in connection with the Closing on terms and conditions that are less restrictive than those agreed to herein (or such terms and conditions are subsequently relaxed including as a result of a modification, waiver or amendment), then the less restrictive terms and conditions shall apply to Sponsor. The foregoing limitations shall remain in full force and effect for a period of twelve (12) months from and after the Closing (such period, the “Lock-Up Period”) with respect to all the Locked-Up Shares. For purpose of this Section 4.13, “Locked-Up Shares” means (i) any Company Class A Ordinary Shares held by Sponsor immediately after the First Merger Effective Time and after the surrender contemplated by Section 4.14(a), (ii) any Company Warrants held by Sponsor immediately after the First Merger Effective Time and any Company Class A Ordinary Shares acquired by Sponsor upon the conversion, exercise or exchange of such Company Warrants and (iii) any Earnout Promote Shares to the extent issued pursuant to Section 4.14.

(b)            The restrictions set forth in Section 4.13(a) (the “Lock-Up Restrictions”) shall not apply to:

(i)              in the case of an entity, Transfers to (A) such entity’s officers or directors or any affiliate (as defined below) or immediate family (as defined below) of any of such entity’s officers or directors, (B) any shareholder, partner or member of such entity or their affiliates, (C) any affiliate of such entity, or (D) any employees of such entity or of its affiliates;

(ii)            in the case of an individual, Transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)            in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)            in the case of an individual, Transfers by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement;

(v)             in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

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(vi)         in the case of an entity that is a trust or a trustee of a trust, to a trustor or beneficiary of the trust, to the designated nominee of a beneficiary of such trust or to the estate of a beneficiary of such trust;

(vii)        in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(viii)       pledges of any Locked-Up Shares to a financial institution that create a mere security interest in such Locked-Up Shares pursuant to a bona fide loan or indebtedness transaction so long as Sponsor continues to control the exercise of the voting rights of such pledged Locked-Up Shares as well as any foreclosures on such pledged Locked-Up Shares;

(ix)          transactions relating to Company Class A Ordinary Shares or other securities convertible into or exercisable or exchangeable for Company Class A Ordinary Shares acquired in open market transactions after the Closing;

(x)           Transfers to the Company to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements;

(xi)          Transfers to the Company pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Company or forfeiture or surrender of Sponsor’s Company Class A Ordinary Shares or other securities convertible into or exercisable or exchangeable for Company Class A Ordinary Shares;

(xii)         the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that no sales of Locked-Up Shares shall be made by Sponsor pursuant to such Trading Plan during the applicable Lock-Up Period and no public announcement or filing is voluntarily made regarding such plan during the applicable Lock-Up Period;

(xiii)        Transfers made after the later of (A) the date on which the VWAP of the Company Class A Ordinary Shares equals or exceeds $12.00 per share for any twenty (20) Trading Days within any consecutive thirty (30) Trading Day period after the Closing Date and (B) the date that is one hundred and eighty (180) days after the Closing Date;

(xiv)        Transfers made in connection with a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares for cash, securities or other property subsequent to the Closing Date; and

(xv)         transactions to satisfy any U.S. federal, state, or local income tax obligations of Sponsor (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), a change in or promulgation of new U.S. Treasury Regulations, or promulgation of any judicial or administrative guidance, in each case, after the date on which the Business Combination Agreement was executed by the parties, and such change or promulgation prevents the Mergers from qualifying as a “reorganization” pursuant to Section 368 of the Code, in each case, solely to the extent necessary to cover any tax liability as a result of the transaction;

provided, however, that in the case of clauses (i) through (viii), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by the Lock-Up Restrictions and shall have the same rights and benefits under this Agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of an individual; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

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(c)            For the avoidance of doubt, Sponsor shall retain all of its rights as a shareholder of the Company during the Lock-Up Period, including the right to vote any Locked-Up Shares or receive any dividends or distributions thereon.

(d)            In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Locked-Up Shares, are hereby authorized to decline to make any Transfer of securities if such Transfer would constitute a violation or breach of the Lock-Up Restrictions.

Section 4.14.      Earnout Promote Shares Provisions.

(a)            Immediately after, and contingent upon, the Closing, Sponsor shall surrender to the Company 25.90333% of the Company Class A Ordinary Shares held by Sponsor as of immediately after the First Merger Effective Time (which, for the avoidance of doubt, shall include the Company Class A Ordinary Shares issued to Sponsor pursuant to Section 4.09(b)), upon which such surrendered Company Class A Ordinary Shares shall be cancelled.

(b)            From and after the Closing Date until the fifth (5th) anniversary of the Closing Date (the “Earnout Period”), promptly (but in any event within fifteen (15) Business Days) after the occurrence of any Earnout Event, the Company shall issue Company Class A Ordinary Shares up to an aggregate number equal to 68.74994% of the amount of Company Class A Ordinary Shares surrendered pursuant to Section 4.14(a) (the “Earnout Promote Shares”) in accordance with this Section 4.14 to Sponsor, fully paid capitalization of the Company’s profits or share premium and free and clear of all Liens, with (A) 50% of the Earnout Promote Shares issuable if over any twenty (20) Trading Days within any thirty (30) Trading Day period the VWAP of the Company Class A Ordinary Shares is greater than or equal to $11.50, and (B) 50% of the Earnout Promote Shares issuable if over any twenty (20) Trading Days within any thirty (30) Trading Day period the VWAP of the Company Class A Ordinary Shares is greater than or equal to $13.00 (each, an “Earnout Event”), provided that in each case, any fractional shares shall be rounded to the nearest whole number (with one-half being rounded upward).

(c)            At all times during the Earnout Period, the Company shall reserve and keep available for issuance a sufficient number of authorized and unissued Company Class A Ordinary Shares to permit the Company to satisfy its issuance obligations set forth in this Section 4.14 and shall take all actions required to increase the authorized number of Company Class A Ordinary Shares if at any time there shall be insufficient authorized and unissued Company Class A Ordinary Shares to permit such reservation.

(d)            The Company shall take such actions as are reasonably requested by the Sponsor to evidence the issuances pursuant to this Section 4.14, including through the provision of an updated register of members (or extract thereof) showing such issuances (as certified by an officer of the Company responsible for maintaining such register of members or the registered office provider of the Company).

(e)            During the Earnout Period, the Company shall take all reasonable efforts for (i) the Company to remain listed as a public company on, and for the Company Class A Ordinary Shares (including, when issued, the Earnout Promote Shares) to be tradable over, the Nasdaq and (ii) the Earnout Promote Shares, when issued, to be approved for listing on the Nasdaq and to be registered for resale under an effective registration statement on Form F-1, Form S-1, Form F-3 or Form S-3, as applicable, as soon as practicable but no later than the later of (A) the date that is twenty (20) calendar days following the date of the issuance and (B) the date that is one hundred and eighty (180) days after the Closing Date.

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(f)            For the avoidance of doubt, the Sponsor shall be entitled to receive Earnout Promote Shares only upon the occurrence of each Earnout Event; provided, however, that each Earnout Event may only occur once, if at all.

(g)            The rights of the Sponsor to receive the Earnout Promote Shares are personal in nature and, except with the written consent of the Company, are non-transferable and non-assignable, except that the Sponsor shall be entitled to assign such rights to its Affiliates.

(h)            The right of the Sponsor to receive the Earnout Promote Shares shall not entitle the Sponsor to any voting or dividend rights otherwise granted to holders of Company Class A Ordinary Shares (if any) prior to the issuance of such shares. For the avoidance of doubt, the Company shall not be required to issue Company Class A Ordinary Shares to the extent not permitted to do so by Applicable Law, including by way of an exemption from registration under applicable securities laws.

(i)            In the event that after the Closing and prior to the expiration of the Earnout Period, (i) there is a Change of Control (or a definitive agreement providing for a Change of Control has been entered into prior to the expiration of the Earnout Period and such Change of Control is ultimately consummated, even if such consummation occurs after the expiration of the Earnout Period), (ii) any liquidation, dissolution or winding up of the Company (whether voluntary of involuntary) is initiated, (iii) any bankruptcy, reorganization, debt arrangement or similar proceeding under any bankruptcy, insolvency or similar law, or any dissolution or liquidation proceeding, is instituted by or against the Company, or a receiver is appointed for the Company or a substantial part of its assets or properties or (iv) the Company makes an assignment for the benefit of creditors, or petitions or applies to any Governmental Authority for, or consents or acquiesces to, the appointment of a custodian, receiver or trustee for all or substantially all of its assets or properties (each of clauses (i) through (iv), an “Acceleration Event”), then any Earnout Promote Shares that have not been previously issued by the Company (whether or not previously earned) shall be deemed earned and issued by the Company to the Sponsor upon such Acceleration Event pursuant to this Article 4 unless, in the case of an Acceleration Event that is a Change of Control, the value of the consideration to be received by the holders of the Company Ordinary Shares in such Change of Control transaction is less than the share price threshold applicable to the applicable Earnout Event; provided that the determinations of such consideration and value shall be determined in good faith by the disinterested members of the Company Board; and provided, further, that if there is a Change of Control pursuant to which (i) holders of the Company Ordinary Shares receive no consideration or (ii) the Change of Control transaction is structured such that the Earnout Promote Shares may still be earned, then no Acceleration Event shall be deemed to have occurred, and the Sponsor shall continue to have the right to receive Earnout Promote Shares pursuant to this Agreement.

(j)            The parties hereto agree and acknowledge that the Earnout Promote Shares are intended to constitute “voting stock” within the meaning of Section 368(a)(1) of the Code and the Treasury Regulations promulgated thereunder received by Sponsor in connection with the Mergers, and shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise) such treatment.

Article 5
General Provisions

Section 5.01.      If, during the period between Closing and prior to the expiration of the Earnout Period, the Company shall pay a dividend on Company Ordinary Shares by the issuance of additional Company Ordinary Shares, or effect a subdivision or combination or consolidation of the issued and outstanding Company Ordinary Shares (by reclassification or otherwise) into a greater or lesser number of Company Ordinary Shares, then in each such case, (a) the number of Earnout Promote Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Company Ordinary Shares (including any other shares so reclassified as Company Ordinary Shares) issued and outstanding immediately after such event and the denominator of which is the number of Company Ordinary Shares that were issued and outstanding immediately prior to such event and (b) the dollar values set forth in each of Section 4.13(b)(xiii) and Section 4.14(b) shall be appropriately adjusted to provide to Sponsor the same economic effect as contemplated by this Agreement prior to such event(s).

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Section 5.02.      The Company shall remove, and shall cause to be removed (including by causing its transfer agent to remove), any legends, marks, stop-transfer instructions or other similar notations pertaining to the lock-up arrangements herein from the book-entries evidencing any Locked-Up Shares at the time any such share is no longer subject to the Lock-Up Restrictions (any such Locked-Up Share, a “Free Share”), and shall take all such actions (and shall cause to be taken all such actions) necessary or proper to cause the Free Shares to be consolidated under the CUSIP(s) and/or ISIN(s) applicable to the unrestricted Company Class A Ordinary Shares or so that the Free Shares are in a like position. Any holder of a Locked-Up Share is an express third-party beneficiary of this Section 5.02 and entitled to enforce specifically the obligations of the Company set forth in this Section 5.02 directly against the Company.

Section 5.03.      Notice. All notices and other communications among the parties hereunder shall be in writing and shall be deemed duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), to the Company and PAQC in accordance with Section 12.03 of the Business Combination Agreement and to Sponsor at the address set forth below (or at such other address for a party as shall be specified by like notice):

Provident Acquisition Holdings Ltd.

Unit 11C/D, Kimley Commercial Building

142-146 Queen’s Road

Central, Hong Kong

Attn:	Michael Aw
Email:	michael.aw@providentgrowth.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
2201 China World Office 2
1 Jian Guo Men Wai Avenue
Chaoyang District
Beijing, China 100004

Attention:	Howard Zhang
Email:	howard.zhang@davispolk.com

Davis Polk & Wardwell LLP
The Hong Kong Club Building
3A Chater Road, Hong Kong

Attention:	James Lin; Sam Kelso
Email:	james.lin@davispolk.com; sam.kelso@davispolk.com

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Section 5.04.      Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements and understandings, whether written or oral, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

Section 5.05.      Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto, except that, for the avoidance of doubt, in connection with a Transfer of any Subject Shares or Locked-Up Shares in accordance with the terms of this Agreement, transferee to whom such Subject Shares or Locked-up Shares (as applicable) are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided, that no such assignment shall relieve the assigning party of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 5.05 shall be null and void, ab initio. For the avoidance of doubt, no Transfer of Subject Shares, Locked-Up Shares or Free Shares shall be (or be deemed to be) an assignment of this Agreement or the rights or obligations hereunder.

Section 5.06.      Rights of Third Parties. The parties hereto hereby agree that their respective representations and warranties set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement, including, without limitation, the right to rely upon the accuracy or completeness of the representations and warranties set forth herein.

Section 5.07.      Governing Law. This Agreement, and all Actions based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Subject to Section 12.15 of the Business Combination Agreement, any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be settled by arbitration to be held in Hong Kong, which shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. There shall be three (3) arbitrators, among which one (1) shall be appointed by PAQC, one (1) appointed by the Company and one (1) appointed by the Secretary General of the HKIAC. The arbitration shall be conducted in English. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

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Section 5.08.      Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 4.07, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not allege, and each party hereby waives the defense, that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.08 shall not be required to provide any bond or other security in connection with any such injunction.

Section 5.09.      Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

PERFECT CORP.

By:	/s/ Alice H. Chang
Name: Alice H. Chang
Title: Chief Executive Officer

[Signature Page to Sponsor Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

PROVIDENT ACQUISITION CORP.

By:	/s/ Michael Aw Soon Beng
Name: Michael Aw Soon Beng
Title: Director

[Signature Page to Sponsor Letter Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

PROVIDENT ACQUISITION HOLDINGS LTD.

By:	/s/ Michael Aw Soon Beng
Name: Michael Aw Soon Beng
Title: Director

[Signature Page to Sponsor Letter Agreement]